Exhibit 99.1

For: TECHNOLOGY RESEARCH CORPORATION	Contact: Owen Farren
5250 140th Avenue North	Chief Executive Officer
Clearwater, Florida 33760	Tel: (727) 535-0572
Owen Farren, President and CEO	Fax: (727) 535-9691
Web Page: www.trci.net

TECHNOLOGY RESEARCH CORPORATION ANNOUNCES THOMAS G. ARCHBOLD RESIGNATION

CLEARWATER, FLORIDA, June 16, 2010 -- Technology Research Corporation (“TRC” or the “Company”), (NASDAQ-TRCI), announced today that Thomas G. Archbold intends to resign from his position as TRC’s Vice President of Finance and Chief Financial Officer on June 24, 2010. TRC announced it has commenced a search for a replacement for Mr. Archbold.  Owen Farren, the Company’s President and Chief Executive Officer, will serve as the Company’s interim Chief Financial Officer until a successor is appointed.

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TRC is a recognized leader in providing cost effective engineered solutions for applications involving power management and control, intelligent battery systems technology and electrical safety products based on our proven ground fault sensing and Fire Shield® technology.  These products are designed, manufactured and distributed to the consumer, commercial and industrial markets worldwide.  The Company also supplies power monitors and control equipment to the United States Military and its prime contractors.  More information is available at www.trci.net.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934.  These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as "may," "will," "should," "expects," "scheduled," "plans," "intends," "anticipates," "believes," "estimates," "potential," or "continue," or the negative of such terms, or other comparable terminology.  These statements are only predictions.  Actual events as well as results may differ materially.  In evaluating these statements, you should specifically consider the factors described throughout this report.  We cannot be assured that future results, levels of activity, performance or goals will be achieved.